Exhibit 10.14


                    IPALCO ENTERPRISES, INC.
                1991 DIRECTORS' STOCK OPTION PLAN


     1. Purpose. The purpose of the IPALCO Enterprises, Inc. 1991 Directors' Stock Option Plan (the "Plan") is to provide to outside directors of IPALCO Enterprises, Inc. (the "Corporation") a favorable opportunity to acquire Common Stock, without par value, of the Corporation ("Common Stock"), thereby better enabling the Corporation to attract and retain capable directors.
     2. Interpretation of the Plan. The Plan shall be construed and interpreted by the members of the Board of Directors of the Corporation who are also employees of the Corporation or employees of a subsidiary of the Corporation. (Such members shall be referred to as the "Committee"). The decision of a majority of the members of the Committee shall constitute the decision of the Committee, and the Committee may act (a) at a meeting at which a majority of the members of the Committee is present, (b) by simultaneous telephonic communication, or (c) by a written consent signed by all members of the Committee. The Committee shall also have authority to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in the interpretation and construction of the Plan.
     3. Option Grant Formula. Directors of the Corporation who are not employed by the Corporation or by any of its subsidiaries ("Outside Directors") shall be eligible for grants of non-qualified stock options under this Plan. On November 1, 1991, May 1, 1992 and on each May 1 thereafter while there are still shares reserved under the Plan for which options have not been granted (each date referred to as a "Grant Date"), the Corporation shall grant to each Outside Director serving as a director of the Corporation on such Grant Date and who was an Outside Director for the twelve (12) month period immediately preceding such Grant Date a non-qualified option to purchase two thousand (2,000) shares of Common Stock at an option price per share equal to the average of the high and low sales price of the Common Stock on the Composite Tape as reported in The Wall Street Journal on the applicable Grant Date; provided, however, that notwithstanding anything contained in this Plan to the contrary, if a Grant Date falls on a day on which shares of Common Stock are not traded, such Grant Date shall instead be the first day following such Grant Date on which shares of Common Stock are traded; provided, further, that if on a Grant Date the number of remaining shares available for option grants is not large enough to grant each Outside Director with an option of two thousand (2,000) shares, the number of share covered by the final option for each Outside Director shall be reduced proportionately to the nearest whole share so that the number of shares granted under the Plan does not exceed the number of shares reserved under Section 6 hereof.
     4. Stock Subject to the Plan. There shall be reserved for issuance upon the exercise of options granted under the Plan, two hundred and fifty thousand (250,000) shares of the Corporation's Common Stock which may be authorized but unissued shares of the Corporation. Subject to Section 6 hereof, the shares for which options may be granted under the Plan shall not exceed that number. If any option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall (unless the Plan shall have terminated) become available for other options under the Plan.
     5. Terms of Option. Each option granted under the Plan shall be subject to the following terms and conditions.
          (a) Period for Exercise of Option. An option shall only be exercisable for the period beginning on the six (6) month anniversary of the Grant Date and ending on the tenth
     (10th) year anniversary of the Grant Date; provided, however, that no option shall be exercisable prior to the six (6) month anniversary of the date on which the Plan is approved by the shareholders of the Corporation in the manner prescribed by Reg. Section 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act").
          (b) Exercise of Options. The option price of each share of Common Stock purchased upon exercise of an option shall be paid in full (1) in cash at the time of such exercise, (2) if the optionee may do so without violating Section 16(b) of the 1934 Act and subject to approval by the Committee, by delivering a properly executed exercise note together with irrevocable instructions to a broker to deliver promptly to the Corporation the total option price in cash, or (3) by tendering to the Corporation whole shares of Common
     Stock owned by him or her or any combination of whole shares of Common Stock owned by him and cash, having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. For this purpose, the fair market value of the shares tendered by the optionee shall be computed as of the exercise date in the same manner as set forth in Section 3 with respect to the determination of the option price. An option may be exercised at any time or from time to time during the term of the option as to any or all whole shares which have become subject to purchase pursuant to the terms of the option.
          (c) Termination of Option. If an optionee ceases to be a director of the Corporation for any reason other than the optionee's death or the optionee's involuntary removal from the Corporation's Board of Directors during the middle of a term, any option granted to the optionee may be exercised by him or her in whole or in part at any time within the five (5) year period immediately following the date on which his or her status as a director terminated, but the option in no event may be exercised after the period prescribed by subsection (a) of this Section 5. In the event of the death of an optionee while serving as a director of the Corporation or within the five (5) year period immediately after his or her status as a director terminated for reasons other than his or her involuntary removal, any option granted to the optionee may be exercised in whole or in part at any time after the date of such death by the executor or administrator of his or her estate or by the person or persons entitled to the option by will or by applicable laws of descent and distribution until the expiration of a one (1) year period immediately following the date of his or her death, but in no event may the option be exercised after the expiration of the option term as prescribed by subsection (a) of this Section 5. If an optionee ceases to be a director of the Corporation by reason of his or her involuntary removal from the Corporation's
     Board of Directors during a middle of a term, any option granted to the optionee shall forthwith terminate.
     Notwithstanding the foregoing provisions of this subsection
     (c), no option shall in any event be exercisable after the expiration of the period fixed by subsection (a) above. An option shall also terminate if this Plan is not approved by the shareholders of the Corporation before May 1, 1992.
          (d) Nontransferability of Option. An option may not be transferred by the optionee otherwise than by will or the laws of descent and distribution during his or her lifetime, and shall be exercisable by the optionee only.
          (e) Agreement. Each option grant shall be evidenced by an agreement between the optionee and the Corporation.
          (f) Certificates. The certificate or certificates for the shares issuable upon an exercise of an option shall be issued as promptly as practicable after such exercise. An optionee shall not have any rights of a shareholder in respect to the shares of Common Stock subject to an option until the date of issuance of a stock certificate to him or her for such shares. In no case may a fraction of a share be purchased or issued under the Plan, but if, upon the exercise of an option, a fractional share would otherwise be issuable, the Corporation shall pay cash in lieu thereof.
          (g)  No Right to Continued Service.  Nothing in this
     Plan or in any agreement entered into pursuant hereto shall confer on any person any right to continue his or her status as a director of the Corporation or affect any rights the shareholders of the Corporation may have to terminate his or her status as a director at any time.
     6. Adjustment of Shares. In the event of any change after the effective date of the Plan in the outstanding stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the shares of stock of the Corporation, the Committee shall determine what changes, if any, are appropriate in the number and kind of shares reserved under the Plan, and in the option price under and the number and kind of shares covered by outstanding options granted under the Plan. Any such determination of the Committee hereunder shall be conclusive.
     7. Amendment. The Board of Directors of the Corporation may amend the Plan from time to time and, with the consent of the optionee, the terms and provisions of his option, except that without the approval of the Corporation's shareholders:
          (a) the number of shares of Common Stock which may be reserved for issuance under the Plan may not be increased except as provided in Section 6 hereof;
          (b) the period during which an option may be exercised may not be extended beyond ten (10) years from the date on which such option was granted;
          (c) the class of individuals to whom options may be granted under the Plan shall not be modified;
          (d) amendments will not be made which would cause the Plan or transaction by directors thereunder to cease to comply with Rule 16b-3 promulgated under the 1934 Act, or any successor rule; and
          (e) the number of shares subject to options to be granted to Outside Directors or the date of grant or the exercise price and other terms thereof shall not be changed except as provided in Section 6 hereof; provided, further, that under no circumstances may the Plan be amended more than once every six (6) months.
     No amendment of the Plan, however, may, without the consent of the optionees, make any changes in any outstanding options theretofore granted under the Plan which would adversely affect the rights of such optionees.
     8. Termination. The Board of Directors of the Corporation may terminate the Plan at any time and no option shall be granted thereafter; provided, however, that the Plan shall automatically terminate when options covering all shares reserved under the Plan have been granted. Such termination, however, shall not affect the validity of any option theretofore granted under the Plan.
     9. Successors. The Plan shall be binding upon the successors and assigns of the Corporation.
     10. Governing Law. The terms of any options granted hereunder and the rights and obligations hereunder of the Corporation, the optionees and their successors in interest shall, except to the extent governed by federal law, be governed by Indiana law.
     11. Government and Other Regulations. The obligations of the Corporation to issue or transfer and deliver shares under options granted under the Plan shall be subject to compliance with all applicable laws, governmental rules and regulations, and administrative action.
     12. Effective Date. The Plan shall become effective when it shall have been approved by the Corporation's Board of Directors; provided, however, that the granting of any options under the Plan is conditional upon the approval of the Plan by the holders of at least a majority of the shares of the Corporation voting in person or proxy at a duly constituted meeting, or adjournment thereof, held before May 1, 1992, and the options granted pursuant to the Plan may not be exercised until the Board of Directors of the Corporation has been advised by counsel that such approval has been obtained and all other applicable legal requirements have been met; provided, further, that if shareholder approval does not occur before May 1, 1992, the Plan and all outstanding options shall be deemed terminated.